SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                ----------------------


                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


       Date of Report (date of earliest event reported):  February 4, 1996
                                                         --------------------



                               Advanced NMR Systems, Inc.
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               (Exact name or registrant as specified in its charter)



                 Delaware                  0-11914            22-2457487
       -------------------------------   ------------    --------------------
       (State or other jurisdiction of   (Commission      (IRS Employer
       incorporation or organization)    File Number)     Identification No.)


              46 Jonspin Road, Wilmington, Massachusetts           01887
       ---------------------------------------------------    ---------------
            (Address of principal executive offices)             (Zip Code)



       Registrant's telephone number, including area code:   (508) 657-8876
                                                           ------------------



                                         N/A
       ----------------------------------------------------------------------
           (Former name or former address, if changed since last report.)


                                                          Page 1 of 48 Pages
                                                     Exhibit Index on Page 5

           Item 5.   Other Events.
           ------    ------------

                     On February 4, 1996, the registrant Advanced NMR Systems, Inc. ("ANMR") and its wholly-owned subsidiary AMS Merger Corporation (the "Subsidiary") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Advanced Mammography Systems, Inc., a Delaware corporation ("AMS"). The Merger Agreement provides for the merger (the "Merger") of the Subsidiary into AMS, with AMS as the surviving corporation of the Merger, which would operate as a wholly-owned subsidiary of ANMR. A copy of the Merger Agreement is attached hereto as
           Exhibit 1, and is incorporated by reference. The description of the transaction provided herein is qualified in its entirety by reference to the Merger Agreement.

                     ANMR owns 4,000,000 shares (including 2,750,000 shares held in escrow under an Escrow Agreement) of the 6,598,376 outstanding shares of common stock, $.01 par value per share ("AMS Common Stock"), or approximately 61% of the outstanding AMS Common Stock. The AMS Common Stock is traded in the Nasdaq Small Cap System under the symbol MAMO.

                     AMS is a development stage company which was organized by ANMR in July 1992 to acquire and develop proprietary technology from ANMR to design, manufacture and commercialize a dedicated (or partial body) magnetic resonance imaging (MRI) system for breast imaging which can be used to detect and characterize breast tissue abnormalities. Pursuant to the License Agreement entered into upon the formation of AMS, ANMR granted to AMS a perpetual, worldwide, exclusive, royalty-free license for the ANMR technology relating to the development of a dedicated MRI system for mammography (the "Field of Use"). This Agreement also granted to ANMR rights to future technology developed by AMS for use in connection with mammography, and to AMS rights to future technology developed by ANMR for use outside of the Field of Use. AMS has completed a prototype of its dedicated MRI mammography system and in February 1995 had filed an application with the U.S. Food and Drug Administration seeking clearance for commercial use.

                     ANMR has provided executive officers, research scientists and other personnel to AMS and AMS has occupied a portion of the office and research premises leased by ANMR for which AMS pays ANMR a fee based upon a fixed percentage of overhead expenses and an allocation of the time spent by ANMR executive officers, pursuant to a Shared Services Agreement which has been extended to April 24, 1996.

                     Upon closing of the Merger, each share of AMS Common Stock (except for the shares owned by ANMR) shall be converted into the right to receive a number of fully paid and nonassessable shares of common stock, par value $.01 per share, of Advanced NMR ("ANMR Common Stock"), determined by dividing $2.625 by the average closing price of the ANMR Common Stock over the 30 trading days ending five trading days prior to the closing of the Merger Agreement, provided that ANMR will not be required to issue more than 1.297059 or fewer than 1.173529 shares of ANMR Common Stock for each share of AMS Common Stock. The Merger Agreement provides that ANMR will assume the outstanding AMS options and is obligated to issue under the AMS options shares of ANMR Common Stock. On February 2, 1996, the closing prices of the AMS Common Stock and the ANMR Common Stock were $2.625 and $2.125, respectively. The Merger Agreement also provides that the Advanced NMR Board shall nominate one of the members of the special committee of independent directors of the AMS Board of Directors to serve on the ANMR Board after consummation of the Merger.

                     The closing of the Merger is subject to approval by the stockholders of AMS, the consent of Chemical Bank, senior lender to ANMR, and customary closing conditions. ANMR and AMS will shortly file a Form S-4 as a proxy statement/prospectus. It is anticipated that the AMS stockholder meeting will be held in the late spring, and the Merger would close immediately upon stockholder approval and fulfillment of the other conditions.


           Item 7.   Financial Statements and Exhibits.
           ------    ---------------------------------

                (c)  Exhibits:


                2.   Agreement and Plan of Merger, dated
                     as of February 4, 1996, among Advanced NMR
                     Systems, Inc., AMS Merger Corporation and
                     Advanced Mammography Systems, Inc.
                     (without schedules).

                                      SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              ADVANCED NMR SYSTEMS, INC.



           Dated:  February 9, 1996       By:  /s/ Charles Moche
                                              ----------------------------
                                              Name:     Charles M. Moche
                                              Title:    Secretary

                                    EXHIBIT INDEX


            Exhibit        Description                                 Page
            -------        -----------                                 ----

               2            Agreement  and Plan of Merger, dated         6
                            as of February 4, 1996, among Advanced
                            NMR   Systems,    Inc.,   AMS   Merger
                            Corporation  and  Advanced Mammography
                            Systems, Inc. (without schedules).